Exhibit 99.1

FINAL DRAFT -- FOR IMMEDIATE RELEASE

CONTACTS:
---------

Doni Fordyce
L-1 Identity Solutions
203-504-1109
dfordyce@L1ID.com

Steve Lipin
Brunswick Group
212-333-3810

      L-1 IDENTITY SOLUTIONS REPORTS SECOND QUARTER 2008 FINANCIAL RESULTS

                Revenue and Adjusted EBITDA Increased 61 Percent;
                         Organic Revenue Grew 22 Percent

STAMFORD, CT. -- July 30, 2008 -- L-1 Identity Solutions, Inc., (NYSE:ID), a leading provider of identity solutions and services, today announced financial results for the second quarter and six months ended June 30, 2008.

Revenue for the second quarter of 2008 was $145.0 million compared to $90.1 million in the second quarter of 2007, an increase of $54.9 million or 61 percent. Organic growth in the quarter was 22 percent and reflects strong demand for credentialing solutions, continued growth from intelligence service business and increases from enrollment and background screening services. Gross margin for the second quarter 2008 was approximately 33 percent compared to 31 percent in the second quarter of 2007. Gross margin improvements reflect higher revenues from biometric solutions and the impact of improved leverage.

Adjusted EBITDA for the second quarter of 2008 improved to $22.5 million from $14.1 million for the same period in the prior year, an increase of $8.4 million, or 60 percent, reflecting the impact of organic sales growth, acquisitions and improved operating leverage. Second quarter 2008 operating expenses as a percentage of revenue decreased to 27 percent compared to 28 percent in the second quarter of 2007.

The Company reported second quarter net income of $3.2 million, or $0.04 per diluted share compared to a net loss of $1.2 million, or ($0.02) per diluted share in the second quarter of 2007 based on weighted average diluted shares outstanding of 74.8 million in the second quarter of 2008 compared to 71.3 million in the prior year period. Included in the Company's second quarter net income are expenses of $13.7 million for non-cash items related to the amortization of intangibles, stock-based compensation and depreciation, compared to $11.9 million in the second quarter of 2007.

"I am pleased with the results for the quarter and applaud the efforts of our divisions in working together to help us achieve our financial targets for the first six months of 2008," said Robert V. LaPenta, Chairman, President and CEO of L-1 Identity Solutions. "Strong momentum from the first half of the year, fueled by an excellent pipeline of biometric division opportunities, intelligence contracts and secure credentialing solutions as evidenced by the recently expanded U.S. Passport Card contract and a new award for the Border Crossing Card, provide positive momentum for the second half of 2008."

YEAR TO DATE RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2008

Revenue for the first six months of 2008 was $260.9 million compared with $160.1 million for the same period in the prior year, representing an increase of $100.8 million. The Company's organic revenue grew by 21 percent for the first half of 2008 compared to the first half of 2007.

Gross margin for the first six months of 2008 was 30 percent, compared to 28 percent in the same period in 2007 with improvements reflecting higher revenues from biometric solutions and the impact of improved leverage.

Adjusted EBITDA for the first six months of 2008 was $35.2 million compared to $19.8 million for the same period in 2007, representing a 78 percent increase. The increase in Adjusted EBITDA for the first six months of 2008 reflects the impact of higher revenues and improved operating leverage. Operating expenses as a percentage of revenues decreased to 27 percent in the first six months of 2008 from 31 percent in the first six months of 2007.

For the first six months ended June 30, 2008, the Company reported a net income of $1.3 million, or $0.02 per diluted share compared to a net loss of $10.0 million, or ($0.14) per diluted share in the first six months of 2007. Diluted weighted average shares outstanding increased to 73.8 million from 71.9 million in the prior year. Included in the company's six months net income for 2008 and net loss for 2007 are approximately $26.5 million and $23.7 million, respectively, of expenses for non-cash items related to the amortization of intangibles, stock-based compensation and depreciation.

The Company's first half 2008 revenue of $260.9 million, together with expected revenues from the Company's current backlog of approximately $800.0 million, represents approximately 85 percent of the Company's 2008 revenue target.

SECOND QUARTER HIGHLIGHTS

o L-1 was awarded the U.S. Passport Card contract with a negotiated value of $215 million over five years and L-1 was awarded $24.8 million over five years for the new U.S. Border Crossing Card (BCC) as part of an expansion to the U.S. Passport Card program. Together, the value of the prime contract award combined with the BCC award brings the value of the Department of State contract with L-1 to approximately $239 million over five years.

o The acquisition of the ID Systems Business of Digimarc Corporation remains on course for completion in the second half of 2008. The Company received early termination from the Federal Trade Commission of the waiting period under the Hart-Scott-Rodino Act and the Company's $310 million all cash tender offer was unanimously approved by Digimarc's board of directors.

o Enrollment services momentum in the quarter included an award of a and L-1 Live Scan technology was provided for Connecticut's first full-service applicant fingerprinting and background check facility. In the first half of 2008 L-1 processed 647,000 prints, an increase of 36 percent over the print volume experienced in the first half of 2007.


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
o The demand for HIIDE biometric enrollment and recognition devices continued with the Company receiving a $4.9 million task order in the quarter.

o A new Live Scan device was unveiled in the quarter, the TouchPrint(TM) Enhanced Definition 4800 Live Scan, which captures forensic-quality ten print and palm images on a single platen.

o Opportunities for iris technologies continued to open up, in part predicated by the resolution of the dispute with LG Electronics. L-1 also released the latest state-of-the-art iris algorithm, L-1's proprietary Daugman '08.

o The Enterprise Access Control Division continued the pace of innovation by introducing the next generation 3D face reader for hands-free, secure physical access control.

o The Secure Credentialing Division had over $16.0 million in extensions to existing driver's license contracts in the quarter.

o REAL ID grants of nearly $80 million were released in June 2008 to assist states in improving the security of state-issued driver's licenses (DL) and identification documents (ID). Grants will fund state-specific projects like improving the physical security of licenses, upgrading facility security, and modernizing document imaging and storage. Of that, current L-1 customers have been granted $16.0 - $18.0 million.

o L-1 is the current technology, infrastructure and maintenance provider for the Registered Traveler (RT) program and the Company received orders to deploy lanes at one new airport and six new terminals in the second quarter. Today the RT program has 129,417 active members and L-1 provides and supports RT kiosks located in 17 airports across the U.S.


FORWARD LOOKING FINANCIAL EXPECTATIONS

The Company expects revenue for the third quarter ending September 30, 2008 of between $140.0 million and $150.0 million, with Adjusted EBITDA of $20.0 million to $23.0 million and EPS in the range of $0.04 to $0.06.

The Company expects revenue for the full year ending December 31, 2008 of approximately $555.0 million - $575.0 million, Adjusted EBITDA of $80.0 million
- $85.0 million and unlevered free cash flow of $60.0 million - $65.0 million.

On a pro forma basis, assuming the pending Digimarc transaction closed at the start of the 2008 calendar year, the Company expects revenues of approximately $670.0 million, adjusted EBITDA of $110.0 million including expected operational efficiencies, unlevered free cash flow of $75.0 million and a backlog of $1.0 billion. In addition, L-1 expects to recognize synergies and additional operating efficiencies once the businesses are combined.

CONFERENCE CALL INFORMATION

The Company will host a conference call with the investment community to discuss its operating results and outlook beginning at 11:00 a.m. (ET) today.


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
The conference call will be available live over the Internet at the investor relations section of the L-1 website at www.L1ID.com. To listen to the conference call, please dial 888-694-4641 using the passcode 51393020. For callers outside the U.S., please dial 973-582-2734 with the passcode 51393020. A recording of the conference call will be available starting one hour after the completion of the call. To access the replay, please dial 800-642-1687 and use passcode 51393020. To access the replay from outside the U.S., dial 706-645-9291 and use passcode 51393020.

PRO FORMA INFORMATION

Pro Forma information presented in this press release reflects results after giving effect to the acquisitions consummated after January 1, 2008 as if they had occurred on January 1, 2008.

ORGANIC GROWTH

Organic growth represents the increase in revenues in the current period, expressed as a percentage, for businesses included for the entire period in the current year over the revenues in the corresponding period in the previous year, assuming the same businesses had been acquired at the beginning of the prior year period.

ADJUSTED EBITDA

L-1 Identity Solutions uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss) interest, income taxes, depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes Adjusted EBITDA is useful to help investors analyze the operating trends of the business before and after the adoption of SFAS 123(R) and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing L-1 Identity Solutions financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management. A reconciliation of Adjusted EBITDA to GAAP net income or loss is included in the enclosed schedule. No reconciliation is provided for pro forma Adjusted EBITDA for the year ending on December 31, 2008 assuming the acquisition of Digimarc, since it is not practicable to estimate the corresponding reconciling items or pro forma net income.

L-1 Identity Solutions considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes, all of which impact the Company's profitability, as well as depreciation and amortization related to the use of long term assets which benefit multiple periods. L-1 Identity Solutions believes that these limitations are compensated by providing Adjusted EBITDA only with GAAP net income (loss) and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. A reconciliation of GAAP net income (loss) to Adjusted EBITDA is included in the enclosed schedule.

UNLEVERED FREE CASH FLOW

Unlevered Free Cash Flow represents cash flow from operating activities, plus interest expense less capital expenditures. L-1 believes unlevered free cash flow is a useful measure for assessing the company's liquidity, meeting its debt service requirements and making acquisitions. Unlevered free cash flow is not necessarily comparable to similar measures used by other entities and is not a substitute for GAAP measures of liquidity such as cash flows from operating activities.

ABOUT L-1 IDENTITY SOLUTIONS

L-1 Identity Solutions, Inc. (NYSE: ID), together with its portfolio of companies, offers a comprehensive set of products and solutions for protecting and securing personal identities and assets. Leveraging the industry's most advanced multi-modal biometric platform for finger, face and iris recognition, our solutions provide a circle of trust around all aspects of an identity and the credentials assigned to it -- including proofing, enrollment, issuance and usage. With the trust and confidence in individual identities provided by L-1 Identity Solutions, government entities, law enforcement and border management agencies, and commercial enterprises can better guard the public against global terrorism, crime and identity theft fostered by fraudulent identity. L-1 Identity Solutions is headquartered in Stamford, CT. For more information, visit www.L1ID.com.

                                      ####

ID-L

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this press release and those made from time to time by L-1 Identity Solutions through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's current views based on management's beliefs and assumptions and information currently available. Forward-looking statements concerning future plans or results are necessarily only estimates, and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the ability of the Company to successfully close the Digimarc transaction on a timely basis (if at all), the availability of government funding for the Company's products and solutions, the size and timing of federal contract awards, performance on existing and future contracts, general economic and political conditions and other factors affecting spending by customers, and the unpredictable nature of working with government agencies. Additional risks and uncertainties are described in the Securities and Exchange Commission filings of the L-1 Identity Solutions, including the Company's Form 10-K for the year ended December 31, 2007, and the Company's Form 10-Q for the quarter ended March 31, 2008. L-1 Identity Solutions expressly disclaims any intention or obligation to update any forward-looking statements.

                          L-1 Identity Solutions, Inc.
       Reconciliation of Adjusted EBITDA to Net Income (Loss) in thousands
                                   (Unaudited)

--------------------------------------- ------------------------- ---------------------------
HISTORICAL PERIODS                          QUARTER ENDING           QUARTER ENDING JUNE
                                             JUNE 30, 2008                 30, 2007
--------------------------------------- ------------------------- ---------------------------
Net Income (Loss)                                         $3,182                    $(1,197)
--------------------------------------- ------------------------- ---------------------------

--------------------------------------- ------------------------- ---------------------------
Interest Expense, net                                      3,198                       2,172
--------------------------------------- ------------------------- ---------------------------
Depreciation and amortization                             10,221                       9,360
--------------------------------------- ------------------------- ---------------------------

--------------------------------------- ------------------------- ---------------------------
Stock Based Compensation                                   3,502                       2,514
--------------------------------------- ------------------------- ---------------------------
Income Tax Provision                                       2,442                       1,208
--------------------------------------- ------------------------- ---------------------------
                                             -------------------            ----------------
--------------------------------------- ------------------------- ---------------------------
Adjusted EBITDA                                          $22,545                     $14,057
--------------------------------------- ------------------------- ---------------------------

--------------------------------------- ------------------------- ---------------------------
                                           SIX MONTHS ENDING       SIX MONTHS ENDING JUNE
                                             JUNE 30, 2008                 30, 2007
--------------------------------------- ------------------------- ---------------------------
Net Income (Loss)                                         $1,297                   $(10,028)
--------------------------------------- ------------------------- ---------------------------

--------------------------------------- ------------------------- ---------------------------
Interest Expense, net                                      6,459                       3,877
--------------------------------------- ------------------------- ---------------------------
Depreciation and amortization                             19,894                      18,419
--------------------------------------- ------------------------- ---------------------------

--------------------------------------- ------------------------- ---------------------------
Stock Based Compensation                                   6,563                       5,241
--------------------------------------- ------------------------- ---------------------------
Income Tax Provision                                         979                       2,295
--------------------------------------- ------------------------- ---------------------------
                                               -----------------             ---------------
--------------------------------------- ------------------------- ---------------------------
Adjusted EBITDA                                          $35,192                     $19,804
--------------------------------------- ------------------------- ---------------------------

--------------------------------------- ------------------------- ---------------------------
PROSPECTIVE PERIODS                         QUARTER ENDING               YEAR ENDING
                                           SEPTEMBER 30, 2008          DECEMBER 31, 2008
--------------------------------------- ------------------------- ---------------------------
Net Income (Loss)                                $3,000 - $6,000            $7,000 - $12,000
--------------------------------------- ------------------------- ---------------------------

--------------------------------------- ------------------------- ---------------------------
Reconciling Items:
--------------------------------------- ------------------------- ---------------------------
  Provision for Income Taxes                               1,000                       6,000
--------------------------------------- ------------------------- ---------------------------
  Interest, net                                            2,000                      12,000
--------------------------------------- ------------------------- ---------------------------
  Stock-Based Compensation                                 4,000                      15,000
--------------------------------------- ------------------------- ---------------------------
   Depreciation and Amortization                          10,000                      40,000
--------------------------------------- ------------------------- ---------------------------

--------------------------------------- ------------------------- ---------------------------
Adjusted EBITDA                                $20,000 - $23,000           $80,000 - $85,000
--------------------------------------- ------------------------- ---------------------------

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
                                   Exhibit II

                          L-1 Identity Solutions, Inc.
                            Unlevered Free Cash Flow
                                 (in thousands)

---------------------------------------------------- -------------------------
                                                           Year Ending
---------------------------------------------------- -------------------------
                                                        December 31, 2008
---------------------------------------------------- -------------------------

---------------------------------------------------- -------------------------
Cash Flow from Operating Activities                         $61,000 - $66,000
---------------------------------------------------- -------------------------
Interest Paid                                                          12,000
---------------------------------------------------- -------------------------
Tax Effect of Stock  Options Exercised                                  1,000
---------------------------------------------------- -------------------------
Taxes Paid                                                              1,000
---------------------------------------------------- -------------------------
Interest Income                                                           ---
---------------------------------------------------- -------------------------
Capital Expenditures                                                 (15,000)
---------------------------------------------------- -------------------------

---------------------------------------------------- -------------------------
Unlevered Free Cash Flow                                    $60,000 - $65,000
---------------------------------------------------- -------------------------

---------------------------------------------------- -------------------------

---------------------------------------------------- -------------------------

---------------------------------------------------- -------------------------







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
                          L-1 IDENTITY SOLUTIONS, INC.
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (Unaudited)

                                                                                       June 30,           December 31,
                                                                                         2008                 2007
                                                                                   ---------------      ---------------
ASSETS
Current assets:
   Cash and cash equivalents...................................................           $  8,352             $  8,203
   Accounts receivable, net....................................................            101,341               90,210
   Inventory...................................................................             26,911               21,534
   Deferred tax asset..........................................................             13,253               13,253
   Other current assets........................................................              6,945                3,890
                                                                                   ---------------      ---------------
     Total current assets......................................................            156,802              137,090
Property and equipment, net....................................................             27,201               23,451
Goodwill.......................................................................          1,085,577            1,054,270
Intangible assets, net.........................................................            186,143              184,237
Deferred tax asset.............................................................             36,314               37,293
Other assets, net..............................................................             10,898                9,304
                                                                                   ---------------      ---------------
     Total assets..............................................................         $1,502,935           $1,445,645
                                                                                   ===============      ===============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses.......................................           $ 88,011             $ 81,549
   Current portion of deferred revenue.........................................             13,835               12,279
   Other current liabilities...................................................              3,134                2,393
                                                                                   ---------------      ---------------
     Total current liabilities.................................................            104,980               96,221
Deferred revenue, net of current portion.......................................              6,194                4,671
Long-term debt.................................................................            263,000              259,000
Other long-term liabilities....................................................              1,533                1,036
                                                                                   ---------------      ---------------
     Total liabilities.........................................................            375,707              360,928
                                                                                   ---------------      ---------------
Shareholders' equity:
   Common stock, $0.001 par value; 125,000,000 shares authorized; 77,543,090 and
     75,146,940 shares issued at June 30, 2008 and December 31, 2007,
     respectively..............................................................                 78                   76
   Additional paid-in capital..................................................          1,263,311            1,217,840
   Pre-paid forward contract...................................................           (69,808)             (69,808)
   Treasury stock..............................................................            (6,161)                    --
   Accumulated deficit.........................................................           (68,501)             (69,798)
   Accumulated other comprehensive income .....................................              8,309                6,407
                                                                                   ---------------      ---------------
     Total shareholders' equity................................................          1,127,228            1,084,717
                                                                                   ---------------      ---------------
     Total liabilities and shareholders' equity................................         $1,502,935           $1,445,645
                                                                                   ===============      ===============

                          L-1 IDENTITY SOLUTIONS, INC.
                 Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (Unaudited)

                                                                          Three months ended          Six months ended
                                                                       ------------------------  ------------------------
                                                                        June 30,     June 30,     June 30,     June 30,
                                                                          2008         2007         2008         2007
                                                                       -----------  -----------  -----------  -----------
 REVENUES............................................................     $144,952      $90,099     $260,947     $160,106
                                                                       -----------  -----------  -----------  -----------
 COST OF REVENUES:
    Cost of revenues.................................................       91,049       55,856      169,789      102,033
    Amortization of acquired intangible assets.......................        6,277        6,492       12,178       12,965
                                                                       -----------  -----------  -----------  -----------
    Total cost of revenues...........................................       97,326       62,348      181,967      114,998
                                                                       -----------  -----------  -----------  -----------
 GROSS PROFIT........................................................       47,626       27,751       78,980       45,108
                                                                       -----------  -----------  -----------  -----------
 OPERATING EXPENSES:
    Sales and marketing..............................................        8,999        7,444       16,484       12,904
    Research and development.........................................        6,509        4,551       11,842        9,212
    General and administrative.......................................       23,240       12,946       40,029       26,027
    Amortization of acquired intangible assets.......................          829          700        1,655          868
                                                                       -----------  -----------  -----------  -----------
    Total operating expenses.........................................       39,577       25,641       70,010       49,011
                                                                       -----------  -----------  -----------  -----------
 OPERATING INCOME (LOSS).............................................        8,049        2,110        8,970      (3,903)
    Interest income..................................................           64           99          135          166
    Interest expense.................................................      (3,262)      (2,271)      (6,594)      (4,043)
    Other income (expense), net......................................          773           73        (235)           47
                                                                       -----------  -----------  -----------  -----------
 INCOME (LOSS) BEFORE INCOME TAXES...................................        5,624           11        2,276      (7,733)
    Provision for income taxes.......................................      (2,442)      (1,208)        (979)      (2,295)
                                                                       -----------  -----------  -----------  -----------
 NET INCOME (LOSS)...................................................       $3,182     $(1,197)       $1,297    $(10,028)
                                                                       ===========  ===========  ===========  ===========
 NET INCOME (LOSS) PER SHARE
    Basic ...........................................................        $0.04      $(0.02)        $0.02      $(0.14)
                                                                       ===========  ===========  ===========  ===========
    Dilutive.........................................................        $0.04      $(0.02)        $0.02      $(0.14)
                                                                       ===========  ===========  ===========  ===========
 WEIGHTED AVERAGE SHARES OUTSTANDING
    Basic ...........................................................       74,019       71,257       73,085       71,895
                                                                       ===========  ===========  ===========  ===========
    Dilutive.........................................................       74,816       71,257       73,761       71,895
                                                                       ===========  ===========  ===========  ===========




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